Exhibit (b)(1)(v)

Execution Version

AMENDMENT NO. 4

TO CREDIT AGREEMENT

AMENDMENT NO. 4, dated as of December 29, 2021 (this “Amendment”), to the Credit Agreement, dated as of May 17, 2016, between Tortoise Power and Energy Infrastructure Fund, Inc., a Maryland corporation (the “Borrower”), and The Bank of Nova Scotia (the “Bank”), as amended by Amendment No. 1, dated as of December 1, 2017, Amendment No. 2 and Waiver No. 1, dated as of October 30, 2020, and Amendment No. 3, dated as of October 28, 2021 (as the same may be further amended, supplemented or otherwise modified from time to time, the “Credit Agreement”).

RECITALS

I.              Each term that is defined in the Credit Agreement and not herein defined has the meaning ascribed thereto by the Credit Agreement when used herein.

II.            The Borrower requested an amendment under the Credit Agreement upon the terms and conditions herein contained, and the Bank has agreed thereto upon the terms and conditions herein contained.

AGREEMENTS

Accordingly, in consideration of the Recitals and the covenants, conditions and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.             Section 1.1 of the Credit Agreement is hereby amended by deleting the defined term “Maturity Date” contained therein.

2.             Each of Sections 2.2(b) and 2.5(a) of the Credit Agreement, and the defined term “Interest Payment Date” contained in Section 1.1 of the Credit Agreement, is hereby amended by replacing the phrase “Maturity Date” contained therein with “Commitment Termination Date”.

3.             Section 1.1 of the Credit Agreement is hereby amended by inserting the following new defined terms in their appropriate alphabetical order:

“Amendment No. 4” means Amendment No. 4, dated as of December 29, 2021, to this Credit Agreement.

“Rule 18f-4” means rule 18f-4 under the ICA.

4.             Each of the following defined terms contained in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Security Documents” means the Security Agreement, Amendment No. 4, the Control Agreement and each other agreement, instrument or other document executed or delivered pursuant thereto.

5.             The defined term “Interest Period” contained in Section 1.1 of the Credit Agreement is hereby amended by deleting the phrase “two,” contained therein.

6.             The defined term “Scheduled Commitment Termination Date” contained in Section 1.1  of the Credit Agreement is hereby amended by replacing the date “October 28, 2021” with the date “December 28, 2022”.

7.             Section 4.5 of the Credit Agreement is hereby amended by replacing the phrase “(other than the filing of each financing statement in the form attached to the Security Agreement in the office indicated on such financing statement)” with the phrase “(other than the filing of the financing statement in the form attached to Amendment No. 4 in the office indicated on such financing statement)”.

8.             Section 4.16(a) of the Credit Agreement is hereby amended by replacing the phrase “and (ix)” with the phrase “(ix) it is not in violation of Rule 18f-4, and (x)”.

9.             Section 8.1(q) of the Credit Agreement is hereby amended and restated in its entirety, as follows:

(q)          except as a result of any sale or other transfer of any asset in accordance with the terms of the Loan Documents, any Lien purported to be created under Amendment No. 4 shall cease to be, or shall be asserted by the Borrower not to be, a valid and perfected Lien on any Collateral (as defined in the Security Agreement), with the priority required by the applicable Security Document; or

10.          Section 9.1(b) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(b)          if to the Bank, to it at, (i) in all cases, 250 Vesey Street, 23rd Floor, New York, NY, 10281, Attention: Aron Lau (Telephone: (212) 225-5952; E-Mail address: aron.lau@scotiabank.com), and (ii) in the case of all notices and other communications pursuant to Article 2, with a copy to 720 King Street West, 4th Floor, Toronto, ON Canada M5V 2T3, Attention: Corporate Loan Team (Telephone: (212) 225-5705; Facsimile: (212) 225-5709; E-Mail address: CorporateLending.LoanOps@scotiabank.com).

11.          Each of the addresses appearing in Exhibits C-1 and C-2 of the Credit Agreement are hereby amended and restated as follows:

The Bank of Nova Scotia

250 Vesey Street, 23rd Floor

New York, NY, 10281

Attn: Aron Lau

12.           Paragraphs 1 through 11 of this Amendment shall not be effective until each of the following conditions is satisfied (the date, if any, on which such conditions shall have first been satisfied being referred to herein as the “Amendment Effective Date”):

(a)           the Bank shall have received from the Borrower either (i) a counterpart of this Amendment executed on behalf of the Borrower or (ii) written evidence satisfactory to the Bank (which may include telecopy transmission of a signed signature page of this Amendment) that the Borrower has executed a counterpart of this Amendment;

(b)           the Bank shall have received a certificate of the Secretary or Assistant Secretary of the Borrower, dated the Amendment Effective Date, in form and substance reasonably satisfactory to the Bank (i) certifying that the Borrower’s Organization Documents have not been amended or modified since October 30, 2020, or if so, attaching a true, correct and complete copy of each amendment or modification thereof, (ii) certifying as to the incumbency of the Borrower’s officer or officers who may sign this Amendment, including therein a signature specimen of such officer or officers, and (iii) attaching true, complete and correct copies of the resolutions duly adopted by the Board approving this Amendment and the transactions contemplated hereby, all of which are in full force and effect on the Amendment Effective Date;

(c)           the Bank shall have received a favorable written opinion (addressed to the Bank and dated the Amendment Effective Date) from external legal counsel to the Borrower acceptable to the Bank;

(d)           the Bank shall have received a copy of a new Federal Reserve Form, duly executed and delivered by or on behalf of the Borrower, in form and substance acceptable to the Bank;

(e)           the Bank shall have received Uniform Commercial Code lien search reports disclosing that there are no Liens (other than the Bank’s) of record in the applicable public office covering the Borrower or any asset or property thereof;

(f)            the Bank shall have received from the Borrower and the Custodian a reaffirmation of the Control Agreement, in form and substance acceptable to the Bank; and

(g)           the Bank shall have received such documents and information as the Bank shall have requested in order to comply with “know-your-customer” and other anti-terrorism, anti-money laundering and similar rules and regulations and related policies.

13.           Capitalized terms used in Paragraphs 13, 14 and 15, to the extent not defined herein or in the Credit Agreement, have the meaning set forth in the Security Agreement. To secure the payment and performance of the Obligations when due, the Borrower hereby grants to the Bank a Security Interest in and to all of the Borrower’s right, title and interest in and to the following (with respect to the items listed in clauses (ii) and (iii) below, only to the extent such items would not constitute Excluded Collateral): (i) the Custody Account and the Custody Assets, (ii) all Accounts, cash, cash equivalents, Chattel Paper, Deposit Accounts, Financial Assets, Financial Contracts, General Intangibles, Instruments, Investment Property, and Money, (iii) all Supporting Obligations in respect of all of the foregoing, and (iv) all Records in respect of all of the foregoing, in each case, whether now owned or existing or hereafter arising or acquired, together with all of the Proceeds (which shall include all dividends, distributions, accessions and income on and in respect of all of the foregoing and all other rights and benefits in respect thereof) of all of the foregoing. To perfect the security interest granted pursuant to this paragraph, the Borrower hereby authorizes the Bank to file in the appropriate filing office and at the expense of the Borrower a financing statement in the form attached hereto as Annex A (the “UCC Financing Statement”).

14.           The Borrower represents and warrants to the Bank that (i) this Amendment creates an enforceable Security Interest in the Collateral in favor of the Bank, (ii) there are no Liens upon the Collateral other than Permitted Liens, and (iii)(1) with respect to the Collateral constituting the Custody Account and the Custody Assets, the Bank has a perfected Security Interest in such Collateral, which Security Interest is, other than with respect to the Liens permitted by Section 7.2(e) of the Credit Agreement, prior to all other Liens, and (2) with respect to all other Collateral in which a Security Interest may be perfected by filing a financing statement, assuming the presentation for filing of the UCC Financing Statement, at the governmental office listed thereon together with the appropriate filing fees therefor on the date hereof, the Bank has a perfected Security Interest in such Collateral, which Security Interest is prior to all Liens other than the Liens permitted by Section 7.2(f) of the Credit Agreement.

15.           The Borrower agrees that it shall (i) at all times (1) with respect to the Collateral constituting the Custody Account and the Custody Assets, cause the Bank to have a perfected Security Interest in such Collateral, which Security Interest shall be, other than with respect to the Liens permitted by Section 7.2(e) of the Credit Agreement, prior to all other Liens, and (2) with respect to all other Collateral in which a Security Interest may be perfected by filing a financing statement, cause the Bank to have a perfected Security Interest in such Collateral, which Security Interest shall be prior to all Liens other than the Liens permitted by Section 7.2(f) of the Credit Agreement, and (ii) not cause or permit any of the Collateral (1) to be subject to any Lien other than Permitted Liens, or (2) to be subject to any Lien (other than Permitted Charges) that has any priority over the Security Interest granted hereby.

16.           The Borrower (a) reaffirms and admits the validity and enforceability of each Loan Document to which it is a party and all of its obligations thereunder and agrees and admits that (i) it has no defense to any such obligation and (ii) it shall not exercise any setoff or offset to any such obligation, and (b) represents and warrants that, (1) as of the date of execution and delivery hereof by the Borrower, no Default has occurred and is continuing and (2) the representations and warranties of the Borrower contained in the Credit Agreement and the other Loan Documents are true on and as of the date hereof with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

17.           In all other respects, the Loan Documents shall remain in full force and effect, and no amendment in respect of any term or condition of any Loan Document shall be deemed to be an amendment in respect of any other term or condition contained in any Loan Document.

18.           This Amendment may be executed in any number of counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. It shall not be necessary in making proof of this Amendment to produce or account for more than one counterpart signed by the party to be charged.

19.           Delivery of an executed counterpart of a signature page of this Amendment by telecopy, emailed pdf. or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Amendment. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Amendment and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that nothing herein shall require the Bank to accept electronic signatures in any form or format without its prior written consent. Without limiting the generality of the foregoing, the Borrower hereby (i) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation between the Bank and the Borrower, electronic images of this Amendment or any other Loan Document (in each case, including with respect to any signature pages thereto) shall have the same legal effect, validity and enforceability as any paper original, and (ii) waives any argument, defense or right to contest the validity or enforceability of the Loan Documents based solely on the lack of paper original copies of any Loan Documents, including with respect to any signature pages thereto. For purposes hereof, “Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

20.           THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

TORTOISE POWER AND ENERGY INFRASTRUCTURE FUND, INC.

By:	/s/ P. Bradley Adams

Name:	P. Bradley Adams
Title:	Chief Executive Officer

Tortoise Power and Energy Infrastructure Fund, Inc. (TPZ) - Amendment No. 4

THE BANK OF NOVA SCOTIA

By:	/s/ Aron Lau

Name:	Aron Lau

Title:	Director

Tortoise Power and Energy Infrastructure Fund, Inc. (TPZ) - Amendment No. 4

ANNEX A

Tortoise Power and Energy Infrastructure Fund, Inc. (TPZ) - Amendment No. 4

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS

A. NAME & PHONE OF CONTACT AT FILER (optional)

B. E-MAIL CONTACT AT FILER (optional)

C. SEND ACKNOWLEDGMENT TO: (Name and Address)

Bryan Cave Leighton Paisner LLP
1290 Avenue of the Americas
New York, New York 10104
Attn: Kathryn Allyn

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1.	DEBTOR’S NAME: Provide only one Debtor name (1a or 1b) (use exact, full name; do not omit, modify, or abbreviate any part of the Debtor’s name); if any part of the Individual Debtor’s name will not fit in line 1b, leave all of item 1 blank, check here ☐ and provide the Individual Debtor information in item 10 of the Financing Statement Addendum (Form UCC1Ad)

OR	1a. ORGANIZATION’S NAME Tortoise Power and Energy Infrastructure Fund, Inc.
1b. INDIVIDUAL’S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX

1c. MAILING ADDRESS	CITY	STATE	POSTAL CODE	COUNTRY
11550 ASH STREET, SUITE 300	LEAWOOD	KS	66211	USA

2.	DEBTOR’S NAME: Provide only one Debtor name (2a or 2b) (use exact, full name; do not omit, modify, or abbreviate any part of the Debtor’s name); if any part of the Individual Debtor’s name will not fit in line 2b, leave all of item 2 blank, check here ☐ and provide the Individual Debtor information in item 10 of the Financing Statement Addendum (Form UCC1Ad)

OR	2a. ORGANIZATION’S NAME
	2b. INDIVIDUAL’S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX
2c.	MAILING ADDRESS	CITY	STATE	POSTAL CODE	COUNTRY

3.	SECURED PARTY’S NAME (or NAME of ASSIGNEE of ASSIGNOR SECURED PARTY): Provide only one Secured Party name (3a or 3b)

OR	3a. ORGANIZATION’S NAME THE BANK OF NOVA SCOTIA
	3b. INDIVIDUAL’S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX
3c.	MAILING ADDRESS	CITY	STATE	POSTAL CODE	COUNTRY
250 VESEY STREET, 23RD FLOOR		NEW YORK	NY	10281	USA

4. COLLATERAL: This financing statement covers the following collateral:

ALL ASSETS.

5. Check only if applicable and check only one box: Collateral is ☐ held in a Trust (see UCC1Ad, item 17 and Instructions) ☐ being administered by a Decedent’s Personal Representative
6a. Check only if applicable and check only one box:	6b. Check only if applicable and check only one box:
☐ Public-Finance Transaction ☐ Manufactured-Home Transaction ☐ A Debtor is a Transmitting Utility	☐ Agricultural Lien ☐ Non-UCC Filing
7. ALTERNATIVE DESIGNATION (if applicable): ☐ Lessee/Lessor ☐ Consignee/Consignor ☐ Seller/Buyer ☐ Bailee/Bailor ☐ Licensee/Licensor
8. OPTIONAL FILER REFERENCE DATA: Filed with the State Department of Assessments and Taxation of Maryland	1040546.000186

International Association of Commercial Administrators (IACA)

FILING OFFICE COPY — UCC FINANCING STATEMENT (Form UCC1) (Rev. 04/20/11)